Exhibit 99.1

BioSig Launches Enhanced Signal Processing Capabilities for Advanced Cardiac Signal Analysis Through its Electrophysiology Platform

The latest release represents the most advanced software version of the PURE EP™ System, signal processing technology for treatments of irregular heartbeats

Westport, CT, April 14, 2021 --  BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced the release of the PURE EP™ Software Version 4. The latest release builds on the main system capabilities of the PURE EP™ while improving the overall user experience. The software upgrade will be rolled out to all new and existing customers.

The latest software represents the most advanced software version of the PURE EP™ System. The update adds valuable tools to shorten system set up time and bring innovative features for faster real-time signal analysis, potentially improving the efficiency and accuracy of EP procedures.

Advances in the new PURE EP™ Software Version 4 include user interface enhancements for a more compelling assessment of arrhythmia morphologies, clinical template management for an efficient case setup process, and other software functionalities for real-time signal visualization, such as the “Differential Analysis” allowing the simultaneous display of a channel using various filter settings to assess specific characteristics of a signal or the enhanced “Digital Zoom” permitting to instantly focus on important physiologic details while preserving a high signal-to-noise ratio.

“The launch of the PURE EP™ Software Version 4 is the result of a collaborative effort between our engineering team and our physician customers to identify the most critical needs and translate those into innovative advancements. Our comprehensive product portfolio consists of a series of commercial software upgrades and novel software modules, and we are dedicated to driving the innovation as we accelerate commercial sales this year,” commented Olivier Chaudoir, Sr. Director of Marketing, BioSig Technologies, Inc.

More than 660 patient cases have been conducted using the PURE EP™ System by 40 physicians in eight clinical sites to date.

About BioSig Technologies
BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP™ System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119